Exhibit 10.30a
ADDENDUM ONE
TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT
     This ADDENDUM ONE TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT (this “Addendum”) is dated on January 9, 2008, but is made effective as of July 1, 2002, between The Community Hospital Group, Inc., dba JFK Medical Center, a New Jersey corporation (“JFK”), and GK Financing, LLC, a California limited liability company (“GKF”).
RECITALS
     WHEREAS, on or about December 11, 1996, GKF and JFK executed a Lease Agreement for a Gamma Knife Unit (the “Original Lease”);
     WHEREAS, effective July 1, 2002, the parties verbally agreed to modify certain terms of the Original Lease, but inadvertently neglected to execute a document memorializing the same; and
     WHEREAS, the parties desire to enter into this Addendum in order to memorialize their verbal agreement effective July 1 2002, to modify terms of the Original Lease.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
     1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meaning set forth in the Original Lease.
     2. Per Procedure Payments. In recognition of the decreases in the Medicare reimbursement rates which occurred after the Original Lease was entered into, and pursuant to Section 7 of the Original Lease, the per procedure payment for the use of the Equipment shall be reduced from the per procedure rate set forth in the Original Lease of * per procedure, to the following amounts:
(a)	From July 1, 2002 through and including December 31, 2002, the per procedure payment payable by JFK to GKF shall be equal to * per procedure.

(b)	From and after January 1, 2003, the per procedure payment payable by JFK to GKF shall be * per procedure.
     3. Marketing Support. The last sentence of Section 9(e) of the Original Lease shall be deleted in its entirety and replaced with the following:

“As funds are expended by JFK in accordance with the marketing budget and plan, JFK shall submit invoices (together with documentary evidence supporting the invoices) for its expenditures and, promptly following the receipt of such invoices, GKF shall reimburse JFK for * of the expenditures up to the GKF limit of * per year.”
     4. Full Force and Effect. Except as otherwise amended hereby or provided herein, all of the terms and provisions of the Original Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Addendum effective as of the date first written above.

GKF:		JFK:

GK FINANCING, LLC		THE COMMUNITY HOSPITAL GROUP, INC.,
dba JFK Medical Center

By:	/s/ Ernest A. Bates, M.D.	By:	/s/ J. Scott Gebhard

	Ernest A. Bates, M.D.	Name:	J. Scott Gebhard
	Policy Committee Member	Title:	EVP/COO